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As filed with the Securities and Exchange Commission on March 1, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0682103 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
713-369-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph Listengart
Vice President, General Counsel and Secretary
Kinder Morgan, Inc.
500 Dallas Street, Suite 1000
Houston, Texas 77002
713-369-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gary W. Orloff
Troy L. Harder
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
(713) 221-2300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Class P common stock, par value $0.01 per share

Debt securities

(1)
An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rule 456(b), and in reliance on Rule 457(r), under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Kinder Morgan, Inc.

Common Stock

Debt Securities

        We may from time to time, in one or more offerings, offer and sell an unlimited amount of debt securities under this prospectus.

        In addition, selling stockholders to be identified in one or more supplements to this prospectus may from time to time, in one or more offerings, offer and sell an unlimited number of shares of our Class P common stock, referred to in this prospectus as our "common stock." We will not receive any proceeds from any common stock sold by selling stockholders.

        We or the selling stockholders may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the section entitled "Where You Can Find More Information" in this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "KMI." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that may be offered.

        Investing in our securities involves risks. You should review carefully the risk factors identified in the documents incorporated by reference herein for a discussion of important risks you should consider before investing in our securities. Also, please read the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2012.

        You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act using a shelf registration process. Using this shelf registration process, we may from time to time, in one or more offerings, offer and sell an unlimited amount of the debt securities described in this prospectus, and selling stockholders may from time to time, in one or more offerings, offer and sell an unlimited number of shares of our common stock. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the securities to be sold pursuant to this prospectus, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

        Each time we or selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us or selling stockholders in that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        As used in this prospectus, the terms "we," "us" and "our" mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. We incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  Our Current Reports on Form 8-K filed on February 16, 2012 and February 28, 2012;

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  Our Registration Statement on Form 8-A filed on February 10, 2011; and

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  All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the completion of the sale of securities offered hereby.

        The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we file with the SEC by reference to our company name or to our SEC file number, 1-35081. You also may read and copy any document we file with the SEC at the SEC's public reference room located at:

    100 F Street, N.E., Room 1580
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges. Our SEC filings are also available to the public through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, New York 10005.

        In addition, in connection with KMI's proposed acquisition of El Paso Corporation described under "Kinder Morgan, Inc." below, the following information is incorporated by reference:

  •
  the financial statements and supplementary data and financial statement schedule included under Item 8 and Item 15(c) of El Paso's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC; and

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  the financial statements included under Part I, Item 1 of any Quarterly Reports on Form 10-Q El Paso subsequently files with the SEC.

        You may obtain copies of these El Paso documents through the SEC's EDGAR System referred to above by reference to El Paso's corporate name or its SEC file number, 1-14365.

        We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

    Kinder Morgan, Inc.
    Investor Relations Department
    500 Dallas Street, Suite 1000
    Houston, Texas 77002
    (713) 369-9000

        Should you want more information regarding Kinder Morgan Energy Partners, L.P., Kinder Morgan Management, LLC or El Paso Pipeline Partners, L.P., please refer to the annual, quarterly and special reports, as applicable, filed with the SEC regarding those entities.

 KINDER MORGAN, INC.

        We are a publicly-traded Delaware corporation, with our common stock traded on the NYSE under the ticker "KMI." We are a leading pipeline transportation and energy storage company in North America and own an interest in or operate more than 37,000 miles of pipeline and 180 terminals. Our pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and our terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. We own the general partner interest of Kinder Morgan Energy Partners, L.P., referred to as "KMP," one of the largest publicly-traded pipeline limited partnerships in America.

        On October 16, 2011, we and El Paso Corporation, referred to as "El Paso," announced a definitive agreement whereby we will acquire all of the outstanding shares of El Paso. El Paso owns North America's largest interstate natural gas pipeline system, one of North America's largest independent exploration and production companies and an emerging midstream business. El Paso also owns a 42 percent limited partner interest and the 2 percent general partner interest in El Paso Pipeline Partners, L.P., referred to as "EPB." The combined enterprise, including the associated master limited partnerships, KMP and EPB, will represent the largest natural gas pipeline network in the United States, the largest independent transporter of petroleum products in the United States, the largest transporter of CO2 in the United States, the second largest oil producer in Texas and the largest independent terminal owner/operator in the United States. Completion of the transaction is subject to the approval of both our and El Paso's shareholders, as well as the receipt of customary regulatory approvals.

        The address of our principal executive offices is 500 Dallas Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of debt securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

        We will not receive any proceeds from any sale of shares of common stock offered by selling stockholders.

DESCRIPTION OF DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series. The debt securities will be:

  •
  our direct unsecured general obligations; and

  •
  either senior debt securities or subordinated debt securities.

        Senior debt securities will be issued under an indenture we call the senior indenture, and subordinated debt securities will be issued under an indenture we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities.

        We have not restated these indentures in their entirety. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words "we," "us" and "our" refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

        Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus. As of the date of this prospectus, no debt securities were outstanding under either indenture.

        Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.

        None of the debt securities will be secured by our property or assets or those of our subsidiaries, and neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will be our unsecured creditors and will generally have a junior position to claims of all creditors and preferred stockholders of our subsidiaries.

        The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. See "—Form, Denomination and Registration; Book-Entry Only System."

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and any supplemental indenture or other necessary corporate action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:

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  the form and title of the debt securities;

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  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

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  the total principal amount of the debt securities;

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  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

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  the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

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  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

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  the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

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  the dates on which the principal of the debt securities will be payable;

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  the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  any changes to or additional events of default or covenants;

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  any change in the trustee, paying agent or security registrar; and

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  any other terms of the debt securities. (Section 301)

        We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

        Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated Debt. The senior indenture contains provisions that:

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  limit our ability to put liens on assets constituting our Principal Property; and

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  limit our ability to sell and lease back our Principal Property.

The subordinated indenture does not contain any similar provisions.

        We have described below these provisions and some of the defined terms used in the senior indenture.

  Limitations on Liens

        The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of Capital Stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our Debt or the Debt of any other Person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that Debt so long as that Debt is so secured.

        "Principal Property" means, whether owned or leased on the date of the senior indenture or thereafter acquired:

          (a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and

          (b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof,

        except, in the case of either of the foregoing clauses (a) or (b):

  •
  any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

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  any such assets, plant or terminal which, in the opinion of our board of directors, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

        This restriction does not apply to:

          (1)   Permitted Liens, as defined below;

          (2)   any lien upon any property or assets created at the time of acquisition of that property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

          (3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary; provided, however, that such lien only encumbers the property or assets so acquired;

          (5)   any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary;

          (6)   with respect to any series, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;

          (7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable Subsidiary has not exhausted our appellate rights;

          (8)   any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

          (9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our Debt or Debt of any Subsidiary.

        Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure our Debt or the Debt of any other Person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1005 of the senior indenture)

        "Permitted Liens" means:

          (1)   liens upon rights-of-way for pipeline purposes;

          (2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

          (3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;

          (5)   liens of, or to secure performance of, leases, other than capital leases;

          (6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8)   any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9)   any lien in favor of us or any Subsidiary;

          (10) any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing our Debt or Debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;

          (13) liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

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  all current liabilities, excluding:

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  any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

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  current maturities of long-term Debt; and

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  the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

  Restriction on Sale-Leasebacks

        The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a Person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a "Sale-Leaseback Transaction" in the senior indenture, unless:

          (1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

          (2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3)   we or the Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or

          (4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:

    •
    the prepayment, repayment, redemption, reduction or retirement of any of our Debt or the Debt of any Subsidiary that is not subordinated to the senior debt securities, or

    •
    the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments

(other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

        Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)

Provisions Only in the Subordinated Indenture

  Subordinated Debt Securities Subordinated to Some Other Debt

        Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)

Provisions in Both Indentures

  Consolidation, Merger or Asset Sale

        Both indentures generally allow us to consolidate or merge with a Person. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a Person.

        However, we will only consolidate or merge with or into any other Person or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

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  the remaining or acquiring Person is organized under the laws of the United States, any state or the District of Columbia;

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  the remaining or acquiring Person assumes all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

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  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists.

        The remaining or acquiring Person will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indentures and the debt securities. (Sections 801 and 802)

  Events of Default and Remedies

        "Event of Default," with respect to any series of debt securities, when used in an indenture, means any of the following:

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

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  failure to pay interest on any debt security of that series for 30 days;

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  failure to perform, or breach of, any term, covenant or warranty in the indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after we are given written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series;

  •
  our bankruptcy, insolvency or reorganization; or

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  any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

        If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

        Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.

        Holders of beneficial interests in global notes as described under "—Form, Denomination and Registration; Book-Entry Only System" are not registered holders for purposes of the indentures and should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.

  Modification of Indentures

        Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

        In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

  •
  curing ambiguities or correcting defects or inconsistencies;

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  evidencing the succession of another Person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

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  providing for a successor trustee;

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  qualifying the indentures under the Trust Indenture Act;

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  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

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  supplementing any provisions of the indentures to permit the defeasance and discharge of debt securities of any series, provided that such action does not adversely affect the interests of holders of debt securities of that or any other series;

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  adding or changing provisions relating to a particular series of debt securities that does not affect the rights of any holder in any material respect; or

  •
  adding, changing or eliminating provisions relating to a particular series of debt securities to be issued. (Section 901)

  Defeasance

        At any time we may terminate all our obligations under an indenture as it relates to the notes of any series, a process commonly called "legal defeasance," except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the notes of that series, to replace mutilated, destroyed, lost or stolen notes of that series and to maintain a registrar and paying agent in respect of such notes. (Section 1302)

        We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called "covenant defeasance." (Section 1303)

        We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default specified in the third bullet point under "—Events of Default and Remedies" above.

        We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the "defeasance trust") with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the debt securities of the relevant series to redemption or stated

maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their debt securities until maturity.

        Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.

  Discharge

        We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

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  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

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  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

  Concerning the Trustee

        U.S. Bank National Association is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 5555 San Felipe Street, Suite 1150, Houston, Texas 77056.

        Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

        Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

        Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

  Governing Law

        The indentures are and the debt securities will be governed by the laws of the State of New York. (Section 112)

  No Personal Liability of Our Directors, Officers, Employees, Agents or Shareholders

        Our directors, officers, employees, agents and shareholders will not have any liability for our obligations under the indentures or the debt securities or for any certificate or similar writing delivered pursuant to the indentures. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)

Form, Denomination and Registration; Book-Entry Only System

        Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

        Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

        Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those under the applicable indenture.

        Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

        We expect that DTC or its nominee will credit participants' accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

        DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

  If

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  DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days, or

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  an event of default with respect to a series of debt securities shall have occurred and be continuing,

the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Investors may hold interests in the notes outside the United States through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

 DESCRIPTION OF OUR CAPITAL STOCK

        The following information is a summary of the material terms of our certificate of incorporation and bylaws and the shareholders agreement between us and certain of our investors. Copies of our certificate of incorporation and bylaws are on file with the SEC, and the shareholders agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of our certificate of incorporation and bylaws. You should refer to the provisions of these documents because they, and not this summary, will govern your rights as a holder of shares of our common stock.

General

        Our authorized capital stock consists of:

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  2,000,000,000 shares of Class P common stock, $0.01 par value per share, which we refer to in this prospectus as our "common stock," 170,921,140 of which were outstanding as of January 31, 2012;

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  707,000,000 shares of Class A convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus as our "Class A shares," 535,972,387 of which were outstanding as of January 31, 2012, and none of the rest of which may be reissued;

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  100,000,000 shares of Class B convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus as our "Class B shares," 94,132,596 of which were outstanding as of January 31, 2012, and none of the rest of which may be reissued;

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  2,462,927 shares of Class C convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus as our "Class C shares," 2,318,258 of which were outstanding as of January 31, 2012, and none of the rest of which may be reissued; and

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  10,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of January 31, 2012.

Classes of Common Stock

General

        As of January 31, 2012, the Class A shares, the Class B shares and the Class C shares were convertible into a total of 535,972,387 shares of common stock, which represented 75.8% of our outstanding shares of common stock on a fully-converted basis. The number of shares of common stock into which the Class A shares, Class B shares and Class C shares will convert is determined in accordance with our certificate of incorporation. As described under "—Voluntary Conversion—Automatic Conversion of Class B Shares and Class C Shares," the relative portion of the total number of shares of common stock issuable upon conversion to the holders of the Class A Shares, the Class B Shares and the Class C Shares, respectively, and the portion of our dividends to be received by the holders of the Class A Shares, the Class B Shares and the Class C Shares, respectively, will depend on the total value that has been received by such holders in connection with dividends and conversions of such shares into shares of common stock. Because the aggregate amount of common stock into which the Class A shares, Class B shares and Class C shares can convert is fixed, however, neither conversions of any Class A shares, Class B shares or Class C shares into common stock, nor the portion of our distributions that may be received by the Class B shares or Class C shares rather than the Class A shares, will impact the per share distribution paid on our common stock or the aggregate distributions we pay to our stockholders. The conversion of Class B shares and Class C shares into shares of common stock will result in a corresponding decrease in the number of shares of common stock into which our Class A shares will be able to convert because the Class A shares, Class B shares and Class C shares are convertible into a fixed aggregate number of shares of our common stock.

        The Class A shares, Class B shares and Class C shares were originally issued to individuals and entities we refer to collectively as the "Investors." The Investors were investors in our 2007 Going Private Transaction, and are:

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  Richard D. Kinder, our Chairman and Chief Executive Officer;

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  investment funds advised by or affiliated with Goldman Sachs, Highstar Capital LP, The Carlyle Group and Riverstone Holdings LLC, which we refer to as the "Sponsor Investors;"

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  Fayez Sarofim, one of our directors, and investment entities affiliated with him, and an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders, whom we refer to collectively as the "Original Stockholders;" and

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  A number of other members of our management, whom we refer to collectively as "Other Management."

        Since the Investors may decide to sell shares at different times and at different prices or values, and because those sales may affect the relative conversion and distribution rights of the Class B shares and the Class C shares vis-a-vis the Class A shares, our Class A shares were issued in nine series to the following groups of Investors:

  •
  five series to the Sponsor Investors;

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  one series to Richard D. Kinder;

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  two series to the Original Stockholders; and

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  one series to Other Management.

        Each series of Class A shares has a corresponding series of Class B shares and of Class C shares in order to track the dividends and conversions of each series. Class B shares are held by members of management, and each series of Class A shares has a similar corresponding series of Class B shares. Class C shares also are held by members of management, and each series of Class A shares has a similar corresponding series of Class C shares. The relationship among the Class A shares, Class B shares and Class C shares is the same for all series of Class A shares. The determinations described below are made on a series-by-series basis.

        The economic rights of the holders of the Class A shares, Class B shares and Class C shares will adjust as described in our certificate of incorporation. The holders of the Class C shares are not entitled to any distributions until the holders of the Class A shares have received total value of distributions and of shares of common stock issued upon conversion of Class A shares equal to 100% of their originally invested capital; thereafter, the holders of the Class C shares are entitled to a proportion of distributions as if the Class C shares were Class A shares. Other than the priority distributions described below under "—Dividends," the holders of the Class B shares are not entitled to any distributions until the holders of the Class A shares and the holders of the Class C shares have received total value equal to 150% of their original capital, which includes the capital originally invested by the holders of the Class A shares at the time of the Going Private Transaction and an amount of notional capital for the Class C shares (collectively referred to in this prospectus as the "original capital"). Thereafter, the holders of Class B shares as a group are entitled to varying percentages of distributions that would cause such holders to have received total value equal to between 5% and 20% of the amount by which the total value of distributions and of shares of common stock issued upon conversion received with respect to the Class A shares, Class B shares and Class C shares exceeds the original capital. At May 31, 2015, any remaining Class A shares, Class B shares and Class C shares will convert into shares of common stock based on the fair market value of those shares of common stock, which will be calculated based on the volume weighted average price of one share of common stock during the regular director and officer blackout period for our first quarterly periodic report for the 2015 calendar year. A mandatory conversion event may occur earlier with respect to one or more series of the Class A shares, Class B shares and Class C shares upon the occurrence of specified events. See "—Mandatory Conversion."

        The number of shares of common stock into which the Class A shares, the Class B shares and the Class C shares in the aggregate can convert was fixed in connection with our February 2011 initial public offering. Out of that aggregate number, the portion into which the Class A shares can convert may grow smaller, to the extent the Class B shares and Class C shares convert into common stock, depending on the amount by which the total value received with respect to our Class A shares, Class B shares and Class C shares exceeds the original capital. The Class C shares will not convert into any shares of common stock unless the holders of Class A shares have received total value in excess of 100% of the originally invested capital of the holders of the Class A shares, after which time the Class C shares will generally be treated as Class A shares. The Class B shares will not convert into any shares of common stock unless the holders of Class A shares and Class C shares have received total value in excess of 150% of the original capital of the holders of the Class A shares and Class C shares. Class B shares and Class C shares will automatically convert into shares of common stock after specified thresholds of total value received have been exceeded as a result of the voluntary conversion of Class A shares. See "—Voluntary Conversion—Automatic Conversion of Class B Shares and Class C Shares."

        All of the Class A shares of the two series issued to the Original Stockholders and the series issued to Other Management, and the corresponding series of Class B shares and Class C shares, have been converted into common stock, and those three series of Class A shares, Class B shares and Class C shares are no longer outstanding. See "—Mandatory Conversion."

Voluntary Conversion

        Voluntary Conversion of Class A Shares.    A holder of Class A shares may elect to convert some, or all, of its Class A shares in order to sell the resulting shares of common stock to a third party or to make a distribution of such resulting shares of common stock to its investors or partners by delivering a conversion notice to us and our transfer agent. Richard D. Kinder also may convert his Class A shares in order to donate the resulting shares of common stock to certain charitable organizations.

        Holders of Class A shares, or shares of common stock received by such holder upon a mandatory conversion occurring prior to May 31, 2015, may not convert any Class A shares or transfer any shares of common stock during the fair market value calculation period prior to the final conversion date on May 31, 2015, See "—General." Holders of Class B shares and Class C shares are not entitled to voluntarily convert their shares.

        Automatic Conversion of Class B Shares and Class C Shares.    The voluntary conversion of shares of a Class A series that causes certain thresholds of total value received to be exceeded will result in the automatic conversion of Class B shares or Class C shares. Class C shares will not convert into any shares of common stock unless the holders of the corresponding series of Class A shares have received total value in excess of 100% of the originally invested capital of the holders of those Class A shares, after which time such Class C shares will generally be treated as Class A shares. Thereafter, each time that a holder of Class A shares voluntarily converts some, or all, of its Class A shares in order to sell, distribute or donate the resulting shares of common stock, a number of Class C shares will automatically convert into shares of common stock so that the holders of Class C shares receive their proportion of the total value that the holders of Class A shares received in such transaction. The Class B shares of a series will not convert into any shares of common stock unless the holders of the corresponding Class A shares and Class C shares have received total value in excess of 150% of the original invested and notional capital of the holders of the Class A shares and Class C shares. Thereafter, the holders of Class B shares as a group will begin receiving their proportion of total value.

Each time thereafter that a holder of Class A shares voluntarily converts some, or all, of its Class A shares in order to sell, distribute or donate the resulting shares of common stock, a number of Class B shares will automatically convert into shares of common stock so that the holders of Class B shares receive their proportion of total value, which is equal to between 5% and 20% of the amount by which the total value of distributions and of shares of common stock issued upon conversion received with respect to Class A shares, Class B shares and Class C shares exceeds the original capital.

Mandatory Conversion

        Any Class A shares, Class B shares and Class C shares of a series outstanding on May 31, 2015 will automatically convert into the remaining shares of common stock allocable to such series, as described above under "—General." Mandatory conversion may occur earlier if the holders of two-thirds of the shares of a Class A series and two-thirds of the shares of the corresponding Class B series select an earlier date, if the remaining number of shares of common stock originally allocable to such series falls below 0.5% of the maximum number of shares of common stock allocable to such series or upon the occurrence of specified change of control events. See "—Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law—Approval Requirements for Certain Changes of Control." An early mandatory conversion date may not be selected with respect to Richard D. Kinder's Class A shares until at least two of the Sponsor Investors have selected an early mandatory conversion date or unless no Sponsor Investor holds any Class A shares or shares of common stock received upon a mandatory conversion. In November 2011, an early mandatory conversion date was selected by the requisite holders of the two series of Class A shares issued to the Original Stockholders and the series of Class A shares issued to Other Management and by the requisite holders of the corresponding series of Class B shares. Accordingly, all of the Class A shares in those three series, and in the corresponding three series of Class B shares and Class C shares, were converted into common stock, and none of the Class A shares, Class B shares or Class C shares in those three series remain outstanding.

Accelerated Conversion of Class B Shares and Class C Shares

        A holder of Class B shares or Class C shares may convert all or a portion of such shares into shares of common stock in order to provide such holder with liquidity in the event that such holder must pay certain taxes with respect to its ownership of such Class B shares or Class C shares that exceed the amount of total value received by such holder with respect to such Class B shares or Class C shares as of such time. Adjustments would be made to subsequent distributions or conversions that otherwise would be made or would occur with respect to the Class B shares or Class C shares that are subject to such accelerated conversion. Alternatively, the holders of Class A shares of the series corresponding to such Class B shares or Class C shares may elect to make a non-interest-bearing cash loan to the holder of such Class B shares or Class C shares to provide such holder with the required liquidity and, to the extent that such holder would incur certain taxable compensation income in connection with such non-interest-bearing loan, will make a tax gross-up payment in cash to such holder.

Voting Rights

        Each share of common stock and each Class A share entitles the holder to one vote (subject to anti-dilution adjustments in the case of the Class A shares) with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Each Class B share and Class C share entitles the holder to 1/10th of a vote with respect to the election of directors. All classes of capital stock vote as a single class for the election and removal of directors on our board of directors and as provided by law, and the common stock and the Class A shares vote as a single class on most other matters. Certain classes have specific votes with respect to certain amendments of our certificate of incorporation. See "—Certain Other Provisions of Our Charter and Bylaws and Delaware Law—Amending Our Certificate of Incorporation and Bylaws."

        Holders of our capital stock do not have cumulative voting rights.

Dividends

        Holders of common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock. The holders of our outstanding Class A shares, Class B shares and Class C shares are entitled to receive in the aggregate the proportion of any such dividend allocable to the maximum number of shares of common stock into which they would then convert (measured on the record date for such dividend). The dividends received by holders of Class A shares, Class B shares and Class C shares will adjust over time as described above under "—General." The Class A shares, Class B shares and Class C shares will receive in the aggregate dividends on a fully-converted common stock basis, and the payment of those dividends will not otherwise affect the per share dividends received by holders of common stock since the aggregate number of shares of common stock into which our Class A shares, Class B shares and Class C shares can convert was fixed in connection with our initial public offering.

        Our certificate of incorporation provides that, in general, no dividends will be paid to holders of Class A shares and Class C shares until annual dividends of up to $50 million are paid to the holders of Class B shares. Subject to certain limitations set forth in our charter, such priority dividends are payable to the holders of Class B shares until such holders have received dividends of approximately $200 million, sixteen quarters have elapsed since our first dividend payment date after the closing of our initial public offering, or the holders of the Class A shares, the holders of the Class B shares and the holders of the Class C shares have received total value equal to 150% of the original capital, whichever is earlier.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our capital stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities in accordance with the provisions regarding the payment of dividends in our certificate of incorporation. See "—Dividends" above. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock, Class A shares, Class B shares or Class C shares.

Other Rights

        Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are, and all shares issued upon exercise of the warrants will be, when issued, validly issued, fully paid and nonassessable.

Appraisal Procedure

        Our certificate of incorporation provides for appraisal procedures to be used in the event of disputes relating to, among other things, the calculation of fair market value of illiquid consideration and determination of values upon a mandatory conversion. We have agreed to pay all costs of such dispute resolution procedures, including the fees of all appointed investment banking firms or other appraisers.

Preferred Stock

        Our board of directors is authorized, subject to the limits imposed by the General Corporation Law of the State of Delaware, which we refer to in this prospectus as the "DGCL," and the board of directors approval requirements contained in our bylaws, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the shares of each wholly unissued series of preferred stock. Our board of directors also is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series of preferred stock then outstanding and not above the total number of shares of preferred stock authorized by our certificate of incorporation, without any further vote or action by our stockholders.

        Our board of directors may authorize the issuance of preferred stock with voting rights that affect adversely the voting power or other rights of our other classes of stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, also could have the effect of delaying, deferring or preventing a change in control or causing the market price of our common stock to decline.

Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law

        In addition to the supermajority board voting approvals required by our bylaws, our certificate of incorporation and bylaws have the following provisions that could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our other classes of stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our bylaws provide that special meetings of the stockholders may be called only upon the request of the chairman of the board, the chief executive officer, the president or the board of directors or upon the written request of stockholders of record of not less than 10% of all voting power entitled to vote at such meeting. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

        Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our bylaws provide that any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our bylaws also provide that vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by our stockholders. Our bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of us. In addition, at the time of our initial public offering we entered into a shareholders agreement with the Investors, which we refer to in this prospectus as the "shareholders agreement." The nomination and removal of directors, including the filling of board vacancies, must also comply with the provisions of our shareholders agreement that relate to composition of our board of directors. See "—Shareholders Agreement."

No Stockholder Action by Written Consent

        Our certificate of incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders. Holders of our Class A shares, Class B shares and Class C shares may effect any action requiring the consent of such class of stock by written consent.

Approval Requirements for Certain Changes of Control

        Our organizational documents contain additional approval requirements for certain non-cash changes of control. Our shareholders agreement prohibits us from directly or indirectly engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions (other than for solely cash consideration) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors, the Class A shares, the Class B shares, the Class C shares and the shares of common stock as they exist on the date of such transaction. A determination that a change of control meets the above requirements requires approval by each of the following:

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  Sponsor Investors holding a majority of our outstanding shares of capital stock then entitled to vote for the election of directors then held by Sponsor Investors that hold Class A shares,

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  Richard D. Kinder (so long as he and his permitted transferees hold Class A shares),

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  holders of a majority of our outstanding Class B shares and

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  holders of a majority of our outstanding Class C shares.

        If all requisite stockholders other than the holders of Class C shares approve such a transaction, we generally may engage in such transaction so long as the Class C shares receive the consideration provided in our charter. In addition, if the transaction is otherwise approved by the requisite holders of our capital stock, the Sponsor Investors and Mr. Kinder may decide that the holders of our common stock, Class A shares, Class B shares and Class C shares receive the consideration provided in our charter, regardless of whether such transaction is determined to meet the above requirements. See "—Shareholders Agreement—Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates."

Section 203 of the DGCL

        We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:

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  before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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  at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision, so Section 203 will apply to any stockholder that becomes an interested stockholder after our initial public offering. The statute, as it applies to interested stockholders other than Richard D. Kinder or any Sponsor Investor that is an interested stockholder prior to our initial public offering, could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law

Board of Directors

        Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors initially will be thirteen, subject to increase or decrease in accordance with the shareholders agreement. The shareholders agreement provides that the number of directors may not be reduced below eleven until such time that the Sponsor Investors have the right to choose fewer than three director nominees and a majority of the board approves such reduction. In such case, the number of director nominees that Richard D. Kinder has the right to choose also will be reduced. The shareholders agreement also provides that the number of directors may be increased in order to meet the majority independence requirements of the New York Stock Exchange, which we refer to in this prospectus as the "NYSE," if we are unable to qualify for a controlled company exemption at such time. See "—Shareholders Agreement."

        We have agreed in the merger agreement with El Paso to take all action necessary, including increasing the size of our board of directors and amending our shareholders agreement to effect such increase, to elect two individuals designated by El Paso to our board of directors as of the effective time of the merger. We also agreed that one of those individuals would be appointed to our audit committee and one to our nominating and governance committee.

Supermajority Board Approval

        Our bylaws state that, unless otherwise provided, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, any matter brought before the board of directors will be decided by a supermajority vote, which is defined as the affirmative vote of eight directors. We have agreed in the merger agreement with El Paso to take all action necessary to cause our bylaws to be amended to provide that a supermajority vote is defined as the affirmative vote of ten directors rather than eight.

        Our bylaws further provide a list of actions that, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, must be brought before the board of directors and decided by supermajority vote, including the following actions with respect to us and our subsidiaries (other than KMR or KMP or any of their respective subsidiaries and other than Kinder Morgan G.P., Inc., the general partner of KMP, solely to the extent it is acting to approve actions taken by KMR or matters on behalf of KMP, in its capacity as a shareholder of KMR or as the general partner of KMP):

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  commencement of any bankruptcy or similar proceeding by us or any of our subsidiaries,

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  commencement of any liquidation or dissolution proceedings,

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  commencement or settlement of any litigation over $50 million,

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  any change to our dividend policy or distributions made outside of the dividend policy,

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  amendment or waiver of any material terms of our or our subsidiaries' corporate governance documents, outstanding securities, or governance structure (to the extent not required by law),

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  adoption of our annual budget,

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  approval of certain actions not contemplated by the annual budget, including the issuance of equity securities or the entry into mergers or divestitures, with various exceptions,

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  certain transactions with affiliates (including KMP and KMR),

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  increase of employee compensation or benefits of management, with certain exceptions,

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  material changes to or waivers of material terms of any agreement or transaction that requires a supermajority board approval,

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  take certain actions in its capacity as shareholder, member or partner of its subsidiaries (other than Kinder Morgan G.P., Inc. solely to the extent it is acting in its capacity as a shareholder of KMR or as the general partner of KMP, but not, among other things, to amend or waive its rights under KMP's organizational documents),

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  enter into an agreement or take an action that would restrict our ability to make distributions or limit the rights of the board and/or our stockholders under our certificate of incorporation, bylaws or shareholders agreement and

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  adoption or modification of a shareholder rights plan.

Limitations of Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

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  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends and stock repurchases); or

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  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees, agents and other persons, to the fullest extent permitted by law. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunities

        Our certificate of incorporation provides that the Sponsor Investors and certain of their affiliates (including any director nominated by the Sponsor Investors) have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us or our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to such person solely in his or her capacity as such a director.

Amending Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation may be amended in any manner provided by the DGCL. Our bylaws provide that amendments of our certificate of incorporation require supermajority approval by the board of directors. See "—Supermajority Board Approval." In addition, certain amendments of our certificate of incorporation may only be effected with the following additional affirmative votes:

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  any amendment to provisions of our certificate of incorporation relating to our authorized shares, distributions, conversions, voting, amendments, anti-dilution, delivery of notices or corporate opportunities requires the affirmative vote of holders of at least a majority of the issued and outstanding Class A shares of each Class A series issued to the Sponsor Investors and Richard D. Kinder;

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  any amendment to provisions of our certificate of incorporation other than as described above requires the affirmative vote of holders of at least seventy-five percent (75%) of the issued and outstanding Class A shares;

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  any amendment to our certificate of incorporation that amends, alters, repeals, impairs or modifies the rights of a particular class of stock requires the affirmative vote of holders of at least a majority of the issued and outstanding shares of such class of stock; and

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  any amendment to any provision of our certificate of incorporation that modifies the rights of a particular series of a class of stock in a manner adversely and differently from other series of the same class of stock requires the affirmative vote of holders of at least a majority of the issued and outstanding shares of such series of stock.

        Our certificate of incorporation and our bylaws provide that our bylaws may be amended, altered, repealed or new bylaws may be adopted by our board of directors (with supermajority approval of the board of directors so long as the Sponsor Investors have the right to nominate five of our director nominees) or by the affirmative vote of holders of shares representing two-thirds of the total voting power of all of our outstanding capital stock then entitled to vote at any annual or special meeting for the election of directors. In addition, any adoption, alteration, amendment or repeal of any bylaw by the board of directors requires the affirmative vote of:

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  a majority of the directors chosen for nomination by Richard D. Kinder (if any),

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  a majority of the directors chosen for nomination by the Sponsor Investors (if any),

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  two-thirds of the directors chosen for nomination by the Sponsor Investors in the case of an alteration, amendment or repeal of specified provisions of our bylaws with respect to directors, removal of officers, securities of other corporations and amendments of the bylaws, and

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  the director(s) chosen by a Sponsor Investor in the case of an alteration, amendment or repeal of any provision of our bylaws that would treat such Sponsor Investor adversely.

Transfer Agent and Registrar

        As of the date of this prospectus, the transfer agent and registrar of our common stock is Computershare Trust Company, N.A. It may be contacted at 525 Washington Blvd., Jersey City, New Jersey 07310.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "KMI."

Shareholders Agreement

        We are party to a shareholders agreement with the Investors regarding voting, transfer and registration for resale of shares of our stock held by them, among other things. Persons who become holders of our common stock upon the exercise of warrants will not become parties to the shareholders agreement, but the shareholders agreement will continue in effect. Although only we and the Investors are parties to the shareholders agreement, it contains a number of provisions affecting the governance of our company. Below is a summary of those provisions of our shareholders agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the shareholders agreement in its entirety.

Board, Committee and Observer Rights

        Our shareholders agreement provides that Richard D. Kinder and the Sponsor Investors have the following rights to appoint director nominees to our board of directors and committees, which may be adjusted as described below. As of the date of this prospectus, our board has fifteen members, with five directors chosen by Mr. Kinder, two directors chosen by the funds affiliated with each of Goldman Sachs and Highstar Capital LP, one director chosen by the funds affiliated with each of The Carlyle Group and Riverstone Holdings LLC, and four additional independent directors.

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  Richard D. Kinder may appoint five nominees (one of whom may be Mr. Kinder) so long as Mr. Kinder is our chief executive officer and owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors. One of those nominees must meet the audit committee independence requirements of the NYSE. The number of directors Mr. Kinder may nominate may decrease as follows:

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  If Mr. Kinder ceases to be chief executive officer for any reason other than termination for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may appoint two nominees (one of whom may be Mr. Kinder), the then-current chief executive officer will be one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to our nominating and governance committee.

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  If Mr. Kinder is terminated as chief executive officer for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may only appoint one nominee, the then-current chief executive officer will be one nominee, the nominating and governance committee will appoint one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. None of these nominees may be Mr. Kinder. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to the nominating and governance committee.

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  If the board of directors approves a reduction in the number of directors below eleven while Mr. Kinder has the right to appoint five nominees, then Mr. Kinder's nominees will be reduced to four. In addition, Mr. Kinder will no longer be required to appoint a nominee that meets the audit committee independence requirements and instead our nominating and governance committee will be required to appoint such nominee.

    •
    If Mr. Kinder no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then Mr. Kinder may no longer appoint any nominees, and instead, the then-current chief executive officer will be one nominee and the nominating and governance committee will appoint four nominees (or three if the number of directors has been reduced below eleven).

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  Affiliates of Goldman Sachs may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  If affiliates of Goldman Sachs own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Goldman Sachs may only appoint one nominee.

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  Affiliates of Highstar Capital LP may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  If affiliates of Highstar Capital LP own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Highstar Capital LP may only appoint one nominee.

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  Affiliates of The Carlyle Group may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  Affiliates of Riverstone Holdings LLC may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        If any Sponsor Investor ceases to have the right to appoint a director nominee, then our board of directors will decrease in size by the corresponding number of directors, down to a minimum of eleven directorships. Once the Sponsor Investors collectively have the right to appoint less than three director nominees, our board of directors can elect to further decrease the size of our board, down to a minimum of nine directorships. Appointments to any directorships which are not specifically allocated pursuant to the above description will be made by our nominating and governance committee.

        Under the shareholders agreement, share ownership for Mr. Kinder includes shares owned by his permitted transferees, and share ownership for Sponsor Investors includes specified transferees and successors. In the event of Mr. Kinder's death, his nomination rights described above may be exercised by his heirs, executors and beneficiaries so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        The shareholders agreement provides that our nominating and governance committee will be comprised of three members. The members will be selected by the board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint any nominees), one of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees) and one of the directors nominated for election by our nominating and governance committee. All decisions of our nominating and governance committee with respect to nominations, designations and appointments to the board of directors and committees of the board of directors, including independence determinations, will require unanimous approval so long as the Sponsor Investors have the right to collectively appoint at least three nominees to our board. All members of the nominating and governance committee will be required to meet the applicable NYSE independence requirements. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        The shareholders agreement provides that our audit committee will be comprised of three members. The members will be selected by the board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint a nominee that meets such requirements) and two of the directors nominated for election by our nominating and governance committee. All members of our audit committee will be required to meet the applicable NYSE audit committee independence requirements, and one member will be required to be a financial expert as defined by the SEC. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        The shareholders agreement provides that our compensation committee will be comprised of five members. The members will be selected by the board, and must include two of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees). All members of the compensation committee will be required to meet the applicable NYSE independence requirements and any additional requirements imposed by law. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        Each of our other committees will be comprised of five members. The members will be selected by the board, and must include two of the directors nominated for election by the Sponsor Investors so long as the Sponsor Investors have the right to collectively appoint at least three nominees. If either the Sponsor Investors or Richard D. Kinder loses the right to select, or their nominees are ineligible to serve as, members of any of our committees, then that committee member must be one of the directors nominated for election by the nominating and governance committee.

        In the shareholders agreement, we agree to include the persons nominated as directors in accordance with the shareholders agreement in the slate of nominees recommended by the board of directors, and Richard D. Kinder and the Sponsor Investors agree with each other to take all necessary action within their power as stockholders to vote in favor of such persons nominated to the board of directors in accordance with the shareholders agreement and to remove any directors as required by the shareholders agreement. If Mr. Kinder or the Sponsor Investors do not vote in accordance with the shareholders agreement to elect or remove any directors, they have granted each other an irrevocable proxy so that their shares may be voted in accordance with the shareholders agreement.

        Under the shareholders agreement, if affiliates of either Goldman Sachs or Highstar Capital LP own between 2.5% and 5% of our outstanding shares of capital stock entitled to vote on the election of directors, then such Sponsor Investor may appoint an observer to participate in meetings of our board of directors or any committee. Any Sponsor Investor that owns at least 1% of our outstanding shares of capital stock entitled to vote on the election of directors also may appoint an observer to participate in meetings of our board of directors or any committee. In addition, the Sponsor Investors have specified rights to appoint observers to the boards and committees of Kinder Morgan G.P., Inc., which is the general partner of KMP, and KMR. Observers may be excluded from the deliberations of any board or committee at the direction of a majority of the members of such board or committee and must comply with applicable laws and regulations. In the event that the participation of an observer appointed by a Sponsor Investor would create a conflict of interest at a meeting, such observer will recuse himself or herself from the related portion of such meeting.

Controlled Company Exemption

        If our board of directors does not satisfy the majority independence requirements of the NYSE, the shareholders agreement provides that we will elect to operate under the controlled company exemption to such independence requirements, if such exemption is available to us. This would mean that our board would not be required to have a majority of independent directors, and our nominating and governance committee and our compensation committee would not be required to consist only of independent directors. If such exemption is not available, our nominating and governance committee will appoint a number of additional directors that meet the independence requirements of the NYSE to cause our board to meet the applicable majority independence standards and the number of directors on our board shall be increased by the number of such additional directors appointed by our nominating and governance committee.

Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates

        So long as any Sponsor Investor owns any Class A shares or shares of common stock received upon conversion of such Class A shares as a result of a mandatory conversion, we have agreed in the shareholders agreement to take certain actions with respect to us and our subsidiaries and affiliates, including the following:

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  upon the reasonable request of the Sponsor Investors, causing director nominees of the Sponsor Investors serving on our board to be appointed to the boards or governing bodies of certain of our subsidiaries (other than Kinder Morgan G.P., Inc., KMP or KMR or any of their subsidiaries);

  •
  permitting director nominees of the Sponsor Investors to attend meetings of the Kinder Morgan G.P., Inc. board, the KMR board and any committees of such boards, subject to the rights of such boards and committees to exclude them, to applicable regulatory requirements and to such observers' obligation to recuse themselves under specified circumstances;

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  informing the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors of any action that our chief executive officer reasonably believes could impose any filing obligation, restriction or regulatory burden on such Sponsor Investor or its affiliates and not taking specified actions without approval by such Sponsor Investor;

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  keeping the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors informed of any events or changes with respect to any criminal or regulatory investigation involving us or any of our affiliates;

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  reasonably cooperating with the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors and their affiliates in efforts to mitigate consequences of the events described in the two bullets immediately above;

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  so long as any Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, not taking any action (and taking all stockholder action to prevent our subsidiaries from taking any action) to cause the board of Kinder Morgan G.P., Inc. to consist of less than a majority of independent directors under the applicable NYSE standards; and

  •
  our not engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions (other than for solely cash consideration) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors, the Class A shares, the Class B shares, the Class C shares and the shares of common stock as they exist on the date of such transaction. A determination that a transaction meets the above requirements requires approval by each of the following: (1) Sponsor Investors holding a majority of our outstanding shares of capital stock then entitled to vote for the election of directors then held by Sponsor Investors that hold Class A shares, (2) Richard D. Kinder (so long as he and his permitted transferees hold Class A shares), (3) holders of a majority of our outstanding Class B shares, and (4) holders of a majority of our outstanding Class C shares. If all requisite stockholders other than the holders of Class C shares approve such a transaction, we generally may engage in such transaction so long as the Class C shares receive the consideration provided in our charter, In addition, if the transaction is otherwise approved by the requisite holders of our capital stock, the Sponsor Investors and Mr. Kinder may decide that the holders of common stock, Class A shares, Class B shares and Class C shares receive the consideration provided in our charter, regardless of whether such transaction is determined to meet the above requirements.

        In addition, Mr. Kinder has agreed until May 15, 2015 to notify the Sponsor Investors prior to his acquisition of, or offer to acquire, any securities of us or any of our publicly-traded subsidiaries in a transaction or a series of related transactions involving a value in excess of $50 million.

Registration Rights

        Our shareholders agreement contains registration rights provisions pursuant to which we may be required to register the sale of shares of common stock issuable upon the conversion of Class A shares owned by the Sponsor Investors or of Class A shares and Class B shares owned by Richard D. Kinder. Under the registration rights provisions, the Sponsor Investors and Richard D. Kinder each have the right to require that we register resales of shares of common stock having an aggregate value of at least $200 million issuable upon the conversion of such Class A shares or Class B shares held by the Sponsor Investors or Richard D. Kinder, as applicable, on their behalf, or such lesser amount that represents all of such holder's remaining shares. Mr. Kinder's shares are subject to specified transfer restrictions. See "—Transfer Restrictions." We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of (1) a regular quarterly blackout period when our directors and executive officers are not permitted to trade, (2) a seven day period (which we may not invoke more than twice in any 12 month period) relating to a securities offering of $150 million or more by KMP or KMR, or (3) a 30-day period (which we may not invoke more than twice in any 12 month period) if the registration would cause the disclosure of specified types of non-public information. The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of our common stock having an aggregate value of at least $500 million.

        Under the registration rights provisions, the Sponsor Investors or Richard D. Kinder also can require us to file a shelf registration statement on Form S-3 for the resale of common stock they may receive upon the conversion of their Class A shares or Class B shares, as applicable. In such event, we have agreed to use our reasonable best efforts to keep a shelf registration statement continuously effective until the earlier of the date on which all registrable securities covered by the shelf registration statement have been sold or otherwise cease to be registrable securities or the date on which the Sponsor Investors no longer collectively hold registrable securities that represent at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        We also have granted piggyback registration rights to holders of Class A shares, Class B shares and Class C shares whenever we propose to register any of our securities under the Securities Act (other than a registration by us on a registration statement on Form S-4 or on a registration statement on Form S-8).

        We have also agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.

        We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and its affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

Corporate Opportunities

        The shareholders agreement provides that the Sponsor Investors and certain of their respective affiliates, including any director nominated by a Sponsor Investor, have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us and our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to it solely in its capacity as such a director. Each director nominated by a Sponsor Investor has agreed to recuse himself or herself from any portion of a board or committee meeting if such director has actual knowledge that the Sponsor Investor that appointed such director (or one of its controlled affiliates) is engaged in or pursuing any business opportunity that such director has actual knowledge that we are also engaged in or evaluating and if such director's participation would cause a conflict of interest.

Other Provisions

        Certain provisions in the shareholders agreement will terminate with respect to a Sponsor Investor when it no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, including the right to nominate director and committee members. If no Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then certain sections of the shareholders agreement will terminate with respect to all Investors, including transfer restrictions, rights to nominate director and committee nominees, and certain actions relating to our subsidiaries and other affiliates. The shareholders agreement will terminate when none of the shareholder parties thereto hold any Class A shares, Class B shares, Class C shares or shares of common stock.

        Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by the following holders:

  •
  Richard D. Kinder so long as he (together with his permitted transferees) owns shares representing at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

  •
  the Sponsor Investors holding shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

  •
  in the case of an amendment or waiver with respect to transfer restrictions, director and committee nominees, observers, independence requirements, voting agreements or proxies, certain actions relating to our subsidiaries and other affiliates, our dividend policy, forfeiture of Class B shares and termination of the shareholders agreement, the Sponsor Investors owning shares representing at least two-thirds of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

  •
  in the case of an amendment or waiver that would modify the rights or obligations of any Sponsor Investor adversely, such Sponsor Investor so affected so long as such Sponsor Investor owns any of our outstanding shares of capital stock entitled to vote on the election of directors,

  •
  the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors held by Other Management and the Original Stockholders at the closing of our February 2011 initial public offering so long as Other Management and the Original Stockholders own a majority of the voting power held by such holders at the closing of that offering and the applicable amendment or waiver would modify the rights or obligations of Other Management and the Original Stockholders (taken as a whole) adversely and differently from other holders of the same class or classes of capital stock, and

  •
  in the case of an amendment or waiver that would modify the rights or obligations of the holders (taken as a whole) of Class B shares or Class C shares, as applicable, adversely as compared to the holders of other classes of common stock, the holders of Class B shares representing a majority of the issued and outstanding Class B shares or the holders of Class C shares representing a majority of the issued and outstanding Class C shares, as applicable.

        If no parties meet the conditions set forth in the bullets above, then the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by holders who are party to the shareholders agreement must sign an amendment.

        We have agreed to use our reasonable best efforts to take necessary or appropriate actions upon the request of a Sponsor Investor to ensure that Class A shares can timely convert into shares of common stock as contemplated by our certificate of incorporation. We have also agreed to use our best efforts to obtain governmental and/or regulatory permits or authorizations to enable us to issue and deliver shares of our common stock upon the conversion of our Class A shares, Class B shares and Class C shares.

Indemnification of Directors and Officers

        Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify each of our directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or these other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the DGCL. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also have acknowledged that we are the indemnitor of first resort with respect to such indemnification obligations and that any obligations of a Sponsor Investor and its affiliates to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities are secondary. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. See "—Certain Other Provisions of Our Charter and Bylaws and Delaware Law—Limitations of Liability and Indemnification of Officers and Directors."

SELLING STOCKHOLDERS

        In addition to covering the offering of debt securities by us, this prospectus covers the offering for resale of common stock by selling stockholders. The applicable prospectus supplement will set forth, with respect to each selling stockholder:

  •
  the name of the selling stockholder;

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  the nature of any position, office or other material relationship which the selling stockholder will have had during the prior three years with us or any of our predecessors or affiliates;

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  the number of shares of common stock owned by the selling stockholder prior to the offering;

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  the number of shares to be offered for the selling stockholder's account; and

  •
  the number of shares and (if one percent or more) the percentage of common stock to be owned by the selling stockholder after completion of the offering.

PLAN OF DISTRIBUTION

        We may sell the debt securities offered by this prospectus, or any selling stockholders may sell the common stock offered by this prospectus:

  •
  through agents;

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  through underwriters or dealers;

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  directly to one or more purchasers;

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  pursuant to delayed delivery contracts or forward contracts; or

  •
  through a combination of any of these methods of sale.

By Agents

        Debt securities and common stock and may be sold through agents designated by us or a selling stockholder, as applicable. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

        If underwriters are used in the sale, the debt securities of the series offered or the common stock will be acquired by the underwriters for their own account. The underwriters may resell the debt securities or common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities offered will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        Debt securities or common stock may also be sold directly by us or a selling stockholder, as applicable. In this case, no underwriters or agents would be involved. We or a selling stockholder may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery Contracts or Forward Contracts

        If indicated in the prospectus supplement, we or a selling stockholder will authorize agents, underwriters or dealers to solicit offers to purchase debt securities from us or common stock from the selling stockholder, as applicable, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

General Information

        The debt securities, when first issued, will have no established trading market. Any underwriters or agents to whom or through whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such debt securities.

        The debt securities of the series offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the debt securities.

        Underwriters, dealers and agents that participate in the distribution of the debt securities or common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling stockholder and any profit on the resale of the debt securities or common stock by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make because of those liabilities.

        Underwriters, dealers and agents or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        One or more firms, referred as "remarketing firms," may also offer or sell the debt securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon the purchase of the debt securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. The prospectus supplement will identify any remarketing firm and terms of the agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the debt securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make because of those liabilities. Remarketing firms or their affiliates may engage in transaction with, or perform services for, us or our affiliates in the ordinary course of their business.

 VALIDITY OF THE SECURITIES

        The validity of the securities being offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

Kinder Morgan, Inc.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Kinder Morgan, Inc. (formerly known as Kinder Morgan Holdco LLC), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The description of the review performed by Netherland, Sewell & Associates, Inc., independent petroleum consultants, included in our Annual Report on Form 10-K for the year ended December 31, 2011, is incorporated herein by reference on the authority of such firm as experts in petroleum engineering.

El Paso Corporation

        The consolidated financial statements and schedule of El Paso Corporation appearing in El Paso Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of El Paso Corporation's internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated by reference in this prospectus, which is referred to and made a part of the Registration Statement on Form S-3 filed by Kinder Morgan, Inc. for the registration of Class P common stock and debt securities. The report of Ernst & Young LLP on the consolidated financial statements and schedule of El Paso Corporation as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 is based in part on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm. The financial statements referred to above are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of Citrus Corp. and Subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 included in El Paso Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference herein, and the consolidated financial statements of El Paso Corporation, to the extent they relate to Citrus Corp. and Subsidiaries, are so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Information incorporated by reference in this prospectus regarding the estimated reserves attributable to certain of El Paso Corporation's natural gas and oil properties were prepared by El Paso and audited by Ryder Scott Company, L.P., independent petroleum engineers, as stated in their report with respect thereto and is incorporated herein upon the authority of such firm as experts in petroleum engineering.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to them. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the pending acquisition of El Paso or to pay dividends are forward-looking statements.

        Although we believe that these estimates and forward-looking statements are based on reasonable assumptions, they are subject to risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this prospectus, may adversely affect results as indicated in forward-looking statements. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and the documents that are filed as exhibits to the registration statement of which this prospectus is a part with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

  •
  our ability to complete the acquisition of El Paso;

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  failure to obtain, delays in obtaining or adverse conditions contained in, any required regulatory approvals;

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  the ability to complete the disposition of El Paso's oil and gas properties and operations on a timely or satisfactory basis;

  •
  our ability to successfully integrate El Paso's operations and to realize synergies from the acquisition;

  •
  price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, electricity, coal, steel and other bulk materials and chemicals in North America;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  changes in tax laws, principally related to KMP and EPB;

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  indebtedness, not only at the Kinder Morgan, Inc. level, but also at the El Paso, KMP and EPB levels, which could make each vulnerable to general adverse economic and industry conditions, limit their ability to borrow additional funds, and/or place them at competitive disadvantages compared to their competitors that have less debt or have other adverse consequences;

  •
  possible changes in credit ratings;

  •
  capital markets conditions, inflation and interest rates;

  •
  changes in laws or regulations, third-party relations and approvals and decisions of courts, regulators and governmental bodies that may adversely affect the business or ability to compete of Kinder Morgan or El Paso;

  •
  changes in the tariff rates charged by Kinder Morgan's and El Paso's pipeline subsidiaries implemented by the FERC, the CPUC, Canada's National Energy Board or another regulatory agency;

  •
  the ability to acquire new businesses and assets and integrate those operations into existing operations, as well as the ability to expand facilities;

  •
  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from terminals or pipelines;

  •
  the ability to successfully identify and close acquisitions and dispositions and make cost-saving changes in operations;

  •
  the ability to achieve cost savings and revenue growth;

  •
  the ability to complete expansion projects on time and on budget;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, ports, utilities, military bases or other businesses that use Kinder Morgan's or El Paso's services or provide services or products to them;

  •
  crude oil and natural gas production from exploration and production areas that Kinder Morgan or El Paso serves, such as the Permian and Anadarko basins of West Texas, the U.S. Rocky Mountains, the Marcellus shale gas formation in Pennsylvania, the areas of shale gas formation in Texas, Louisiana and along the Gulf Coast and the Alberta oil sands;

  •
  changes in accounting pronouncements that affect the measurement of results of operations, the timing of when such measurements are to be made and recorded and the disclosures surrounding these activities;

  •
  the ability to offer and sell equity securities and debt securities or obtain debt financing in sufficient amounts and on acceptable terms to implement that portion of the business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of facilities;

  •
  interruptions of electric power supply to Kinder Morgan's or El Paso's facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

  •
  the ability to obtain insurance coverage without significant levels of self-retention of risk;

  •
  acts of nature, sabotage, terrorism or other similar acts causing damage greater than insurance coverage limits;

  •
  the political and economic stability of the oil producing nations of the world;

  •
  national, international, regional and local economic, competitive and regulatory conditions and developments;

  •
  foreign exchange fluctuations;

  •
  the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products;

  •
  the extent of Kinder Morgan's and El Paso's success in discovering, developing and producing oil and gas reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

  •
  engineering and mechanical or technological difficulties that may be experienced with operational equipment, in well completions and workovers, and in drilling new wells;

  •
  the uncertainty inherent in estimating future oil and natural gas production or reserves;

  •
  the timing and success of business development efforts;

  •
  unfavorable results of litigation and the fruition of contingencies referred to in the notes to the financial statements included in and incorporated by reference in this prospectus;

  •
  our dependence on cash distributions from El Paso, KMP and EPB;

  •
  our ability to pay the anticipated level of dividends;

  •
  the impact of our and our subsidiaries' financial results on our ability to pay dividends;

  •
  the effect of steps taken to support KMP and EPB that reduce cash distributions received from those partnerships;

  •
  changes in our dividend policy implemented by our board of directors or resulting from restrictions under Delaware law or the terms of any future indebtedness, including indebtedness incurred in connection with the proposed acquisition of El Paso; and

  •
  those other factors discussed in the sections entitled "Risk Factors" in the documents incorporated by reference into this prospectus.

        Forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any forward-looking statement because of new information, future events or other factors. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. There is no assurance that any of the risks described sections entitled "Risk Factors" incorporated by reference into this prospectus or that any of the uncertainties associated with the forward-looking statements discussed in this prospectus will occur, or if any of them do, when they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses to be incurred by Kinder Morgan, Inc. in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Fees and Expenses of Transfer Agent and Trustee		**
Listing Fees		**
Printing Fees		**
Miscellaneous		**

Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        As permitted by the DGCL, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director derived an improper personal benefit.

        As permitted by the DGCL, the registrant's certificate of incorporation and bylaws provide that:

  •
  the registrant is required to indemnify its directors and officers to the fullest extent permitted under the DGCL, subject to very limited exceptions;

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  the registrant may indemnify its other employees and agents to the fullest extent permitted by law, subject to very limited exceptions;

  •
  the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a proceeding to the maximum extent permitted under the DGCL, subject to very limited exceptions; and

  •
  the rights conferred in the certificate of incorporation or bylaws are not exclusive.

        The registrant's shareholders agreement requires it to cause its subsidiary, Kinder Morgan Kansas, Inc., to pay any costs and expenses of the Investors associated with the Going Private Transaction (as such terms are defined in the shareholders agreement), including amounts paid as damages or in settlement of related shareholder litigation. The registrant also is obligated to pay all reasonable fees and expenses of the Sponsor Investors (as such terms is defined in the shareholders agreement) and their counsel related to the administration of, and their rights and obligations under, the registrant's certificate of incorporation, bylaws and shareholders agreement that are approved in advance by it.

        The registrant maintains liability insurance policies covering its officers and directors against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.

        The form of underwriting agreement filed as Exhibit 1.1 hereto, under specified circumstances, provides for indemnification by the underwriters of the directors, officers and controlling persons of the registrant.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.    Exhibits.

        Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 1, 2012.

KINDER MORGAN, INC.
By:	/s/ JOSEPH LISTENGART
	Name:	Joseph Listengart
	Title:	Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated on March 1, 2012.

Signature	Title

/s/ RICHARD D. KINDER Richard D. Kinder	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ KIMBERLY A. DANG Kimberly A. Dang	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Henry Cornell	Director
/s/ STEVEN J. KEAN* Steven J. Kean	Director
/s/ DEBORAH A. MACDONALD* Deborah A. Macdonald	Director
/s/ MICHAEL MILLER* Michael Miller	Director
/s/ MICHAEL C. MORGAN* Michael C. Morgan	Director

Signature		Title

/s/ KENNETH A. PONTARELLI* Kenneth A. Pontarelli		Director
Fayez Sarofim		Director
/s/ C. PARK SHAPER* C. Park Shaper		Director
/s/ JOEL V. STAFF* Joel V. Staff		Director
/s/ JOHN STOKES* John Stokes		Director
/s/ R. BARAN TEKKORA* R. Baran Tekkora		Director
/s/ GLENN A. YOUNGKIN* Glenn A. Youngkin		Director
(Constituting a majority of the board of directors of Kinder Morgan, Inc.)
*By:	/s/ JOSEPH LISTENGART Joseph Listengart Attorney-in-fact for persons indicated

 EXHIBIT INDEX

Exhibit Number			Description of Exhibit
1.1	*	—	Form of Underwriting Agreement for Debt Securities.

4.1	*	—	Senior Indenture, dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank National Association, as Trustee.

4.2	*	—	Form of Senior Note of Kinder Morgan, Inc. (included in the Senior Indenture filed as Exhibit 4.1).

4.3	*	—	Subordinated Indenture, dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank National Association, as Trustee.

4.4	*	—	Form of Subordinated Note of Kinder Morgan, Inc. (included in the Subordinated Indenture filed as Exhibit 4.3).

4.5		—	Form of certificate representing Class P common shares of Kinder Morgan, Inc. (filed as Exhibit 4.1 to Kinder Morgan, Inc.'s Registration Statement on Form S-1 filed on January 18, 2011 (File No. 333-170773) and incorporated herein by reference).

4.6		—	Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.2 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 1-35081) and incorporated herein by reference).

5.1	*	—	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

23.1	*	—	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1).

23.2	*	—	Consent of PricewaterhouseCoopers LLP.

23.3	*	—	Consent of Netherland, Sewell & Associates, Inc.

23.4	*	—	Consent of Ernst & Young LLP.

23.5	*	—	Consent of PricewaterhouseCoopers LLP.

23.6	*	—	Consent of Ryder Scott Company, L.P.

24.1	*	—	Powers of attorney.

25.1	*	—	Form T-1 Statement of Eligibility related to Senior Debt Securities and Subordinated Debt Securities under the Trust Indenture Act of U.S. Bank National Association.

*
Filed herewith.